NOTICE OF ANNUAL MEETING

OF SHAREHOLDERS

ON MAY 20, 2003

To The Shareholders:

Notice hereby is given that the Annual  Meeting of Shareholders of Commercial National Financial Corporation will be held at its office, 900 Ligonier Street, Latrobe, Pennsylvania, on Tuesday, May 20, 2003, at 2 p.m. for the following purposes:

election of five directors, each for a term of three years;

ratification of the appointment of Beard Miller Company LLP, as independent auditors for the Corporation; and

transaction of such other business as may come properly before the meeting, and any adjournment or postponement thereof.

Only those shareholders of record as of the close of business on April 11, 2003, shall be entitled to notice of and to vote at the meeting.

Enclosed are a proxy statement, a form of proxy and an addressed return envelope. Please mark, date, sign and promptly return the proxy in the envelope provided, whether or not you plan to attend the meeting. If you attend the meeting you may then withdraw your proxy and vote in person.

            Your prompt response will be appreciated.

By order of the Board of Directors,

/s/ Wendy S. Schmucker

Wendy S. Schmucker

Secretary

April 14, 2003

                                                                                                             PROXY STATEMENT

PROXY STATEMENT

For The Annual Meeting Of ShareholdersTo Be Held On May 20, 2003

GENERAL

This Proxy Statement is provided for the solicitation of proxies by the Board of Directors of Commercial National Financial Corporation (the “Corporation”), a Pennsylvania business corporation and bank holding company, for use at the Annual Meeting of Shareholders on May 20, 2003 (the “Annual Meeting”), and at any and all adjournments or postponements thereof.  This Proxy Statement and the form of proxy, together with the Annual Report to Shareholders for 2002, are being mailed on April 14, 2003, or as soon as possible thereafter, to all shareholders entitled to vote at the Annual Meeting.

The only class of stock of the Corporation presently issued and outstanding is common stock.  The total number of shares of common stock entitled to vote at the Annual Meeting is 3,447,452, and only those shareholders of record at the close of business on April 11, 2003, are entitled to vote.

The shares of stock represented by each proxy properly signed and returned to the Corporation prior to the date of the Annual Meeting will be voted in the manner set forth in this Proxy Statement and in accordance with the instructions marked on the proxy enclosed.

A shareholder who returns a proxy may revoke it at any time before it is voted by delivering a written notice of revocation to Wendy S. Schmucker, Secretary of the Corporation, or by executing a later dated proxy and giving written notice thereof to the Secretary of the Corporation, or by voting in person at the Annual Meeting after giving written notice to the Secretary of the Corporation.

The cost of preparing, printing, and soliciting proxies will be paid by the Corporation.  In addition to the use of the mails, certain directors, officers and employees of the Corporation may solicit proxies personally.  Arrangements will be made with brokerage houses and other custodians, fiduciaries and nominees to forward proxy solicitation materials to the beneficial owners of stock held of record by these persons, and, upon request therefor, the Corporation will reimburse them for reasonable forwarding expenses.

At the Annual Meeting, the shareholders will:

act upon the proposal to elect as directors the five persons set forth in this Proxy Statement, each in a class of directors as set forth in the following pages;

  ratify the appointment of Beard Miller Company LLP, as independent auditors for the Corporation; and

act upon any other business as may be properly brought before the meeting.

The Board of Directors of the Corporation recommends the election of the five nominees for directors listed in this Proxy Statement.  The five nominees receiving the highest number of votes cast, including votes cast cumulatively, shall be elected as directors.  For all other purposes, other than election of directors, each share of stock is entitled to one vote.

Under the Bylaws of the Corporation, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast, shall constitute a quorum. Abstentions will be counted as present for purposes of determining the existence of a quorum. Abstentions and broker non-votes will be treated as shares that neither are capable of being voted nor have been voted and, accordingly, will have no effect on the outcome of the vote on the election of directors or on the outcome of the proposal to ratify the appointment of Beard Miller Company LLP.

ELECTION OF DIRECTORS

The Bylaws of the Corporation provide that the Board of Directors shall consist of not less than three directors, and shall be classified into three classes, each class to be elected for a term of three years.  The Board of Directors, within the limits set in the Bylaws, may from time to time fix the number of directors and the respective classifications.

The number of directors to constitute the entire board has been fixed by the Board of Directors at fifteen with five directors in each of three classes.  At the Annual Meeting, there shall be elected five directors as a class to serve until the Annual Meeting of shareholders in the year 2006.  If the enclosed proxy card is properly executed and returned prior to voting at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon.  In the absence of instructions, shares represented by executed proxies will be voted as recommended by the Board of Directors, that is, in favor of the election of the nominees listed on the proxy and in this Proxy Statement. All of the nominees are now and have been directors of the Corporation and of Commercial National Bank of Pennsylvania (the “Bank”).

Other nominations for director may be made in accordance with procedures set forth in Section 9.1 of the Bylaws of the Corporation which require written notice to the Secretary of the Corporation of any such nomination at least sixty days prior to the date of any meeting of the shareholders for the election of directors.  Such notice shall contain the following information to the extent known by the notifying shareholder:

  the name, address, and age of each proposed nominee;
  the number of shares of the Corporation owned by each proposed nominee;
  the total number of shares of the Corporation that will be voted for each proposed nominee;
  the name and address of the notifying shareholder; and
  the number of shares of common stock of the Corporation owned by the notifying shareholder.

the principal occupation of each proposed nominee;

Nominations not made pursuant to the foregoing procedures may be disregarded by the Chairman at the Annual Meeting.

Each nominee has consented to be named and to serve as a director, if elected.  If any nominee becomes unable to serve as a director, the proxies named in the proxy will vote for a substitute nominee selected and recommended by the Board of Directors of the Corporation.

The names and ages of the nominees, and the year each nominee began continuous service as a director of the Corporation, together with the principal occupation of each at present and for at least the previous five years, are as follows:

CUMULATIVE VOTING FOR DIRECTORS

The Articles of Incorporation of the Corporation provide that cumulative voting rights shall exist with respect to the election of directors.

Each shareholder entitled to vote shall have the right to vote the number of shares owned, for as many persons as there are directors to be elected in each class, or to cumulate such shares and give one nominee the whole number of such votes, or distribute the votes among any two or more nominees in each class.  For all other purposes, each share is entitled to one vote. Management of the Corporation reserves the right to instruct the proxy holders to vote cumulatively.

DIRECTOR NOMINEES

Name	Age; Principal Occupation For The Past Five Years	Term Expires	Director Since

Gregg E. Hunter	44, Vice Chairman and Chief Financial Officer of the Corporation and the Bank (1995 ‑ present)	2006	1995

Joedda M. Sampson	50, President and Principal Owner Allegheny City Restorations, Inc. A development corporation engaged in restoring and developing historic properties and operating business entities that occupy them	2006	1999

Debra L. Spatola	46, President Laurel Valley Foods, Inc. Restaurateur	2006	1997

Louis A. Steiner	72, Chairman of the Board of the Corporation (1997 ‑ present); Vice Chairman of the Bank (2003 - present) Chairman of the Board of the Bank (1997 ‑ 2003); Chairman of the Board and Chief Executive Officer of the Corporation and the Bank (1990 ‑ 1997) President, Latrobe Foundry Machine & Supply Company	2006	1990

George V. Welty	56, Attorney at Law	2006	1997

Gregg E. Hunter, director and nominee, is the son of Dorothy S. Hunter, director; nephew of Louis A. Steiner, director and nominee; and cousin of Louis T. Steiner, director.

Louis A. Steiner, director and nominee, is the brother of Dorothy S. Hunter, director; father of Louis T. Steiner, director ; and uncle of Gregg E. Hunter, director and nominee.

No nominee is a director of any company, other than the Corporation, that is required to file reports with the Securities and Exchange Commission.

CONTINUING DIRECTORS

The remaining ten directors, named below, will continue to serve in their respective classes.  The following table, based in part on information received from the respective directors and in part on the records of the Corporation, sets forth information regarding each continuing director as of March 21, 2003.

Name	Age; Principal Occupation For The Past Five Years	Term Expires	Director Since

John T. Babilya	43, President, Chief Executive Officer and Co-owner Arc Weld, Inc. A precision custom-manufacturing firm servicing steel, mining, drilling, construction and electrical industries	2004	1999

George A. Conti, Jr.	64, Attorney at Law	2004	1996

Frank E. Jobe	81, Retired Former Executive Vice President of the Bank	2004	1990

Roy M. Landers	74, Retired Former Executive Vice President R & L Development Company A land development company	2004	1990

C. Edward Wible	57, Certified Public Accountant | Horner Wible Kisiel Zimmerman PC Certified Public Accountants	2004	1995

Richmond H. Ferguson	71, Attorney at Law	2005	1990

Dorothy S. Hunter	78, Vice President Latrobe Foundry Machine & Supply Company	2005	1990

John C. McClatchey	65, Retired, Former Chief Executive Officer, JCM Industries, Inc. Manufacturer of hardwood lumber and pallets	2005	1990

Joseph A. Mosso	71, Retired Former President, Mosso’s Pharmacy, Inc.	2005	1990

Louis T. Steiner	41, Vice Chairman, President and Chief Executive Officer of the Corporation (1998 ‑ present); Chairman, President and Chief Executive Officer of the Bank (2003 – present); Vice Chairman, President and Chief Executive Officer of the Bank (1998 ‑ 2003); Vice Chairman and Chief Executive Officer of the Corporation and the Bank (1997‑ 1998);	2005	1995

Dorothy S. Hunter, director, is the sister of Louis A. Steiner, director and nominee; mother of Gregg E. Hunter, director and nominee; and aunt of Louis T. Steiner, director.

Louis T. Steiner, director, is the son of Louis A. Steiner, director and nominee; nephew of Dorothy S. Hunter, director; and cousin of Gregg E. Hunter, director and nominee.

On February 12, 2002, JCM Industries, Inc. filed a liquidation proceeding under Chapter 7 of the U.S. Bankruptcy Code with the U.S. Bankruptcy Court for the Western District of Pennsylvania. John C. McClatchey, a director, is President, director and principal shareholder of JCM Industries, Inc.

BENEFICIAL OWNERSHIP OF COMMON STOCK

      The following table sets forth, as of March 21, 2003, the name and address of each person who owns of record, or who is known by the Board of Directors, to be the beneficial owner of, more than five percent of the outstanding common stock, the number of shares beneficially owned by such person, and the percentage of the outstanding common stock so owned.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1) (2)	Percent of Class

Louis A. Steiner R. D. 2, Box 197 Ligonier, PA 15658	540,537 (3)	15.68%

Gregg E. Hunter P. O. Box 3 Latrobe, PA 15650	420,180 (4)	12.19%

Dorothy S. Hunter P. O. Box 28 Latrobe, PA 15650	494,760 (5)	14.35%

George A. Conti, Jr. 101 North Main Street Greensburg, PA 15601	231,600 (6)	6.72%

(1)    The securities “beneficially owned” by an individual are determined in accordance with the definitions of “beneficial ownership” set forth in the general rules and regulations of the Securities and Exchange Commission and may include securities owned by or for the individual’s spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within sixty (60) days after March 21, 2003.  Beneficial ownership may be disclaimed as to certain of the securities.

Information furnished by the directors and the corporation.

(3)    Includes 84,390 shares held by Mr. Steiner’s spouse, Barbara J. Steiner, 240,000 shares held by Latrobe Foundry Machine & Supply Company and 131,760 shares held by Ridge Properties, Inc.  Louis A. Steiner is a director and president of each company.

(4)    Includes 120,000 shares held as co-trustee of The Hunter Stock Trust, with shared voting and investment power and 240,000 shares held by Latrobe Foundry Machine & Supply Company. Gregg E. Hunter is a director of Latrobe Foundry Machine & Supply Company.

(5)    Includes 120,000 held as co-trustee of The Hunter Stock Trust, with shared voting and investment power, 240,000 shares held by Latrobe Foundry Machine & Supply Company and 131,760 shares held by Ridge Properties, Inc.  Dorothy S. Hunter is a director and officer of each company.

(6)    Includes 79,260 shares held as trustee of the Corazzi Trust, 145,740 shares held as trustee of the Iorio Trust, 1,000 shares held as attorney in fact for Robert A. Anderson, and 2,000 shares held as attorney in fact for Letitia A. Anderson, each with sole voting and investment power, and 600 shares held as co-trustee of the Conti Trust, with shared voting and investment power.

BENEFICIAL OWNERSHIP BY OFFICERS, DIRECTORS AND NOMINEES

The following table sets forth as of March 21, 2003, the amount and percentage of the common stock beneficially owned by each continuing director, nominee, named executive officer, and all executive officers and directors of the Corporation as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1) (2)	Percent of Class

John T. Babilya	2,507.07%
George A. Conti, Jr.	231,600(3)	6.72%
Richmond H. Ferguson	5,128.15%
Dorothy S. Hunter	494,760(4)	14.35%
Gregg E. Hunter	420,180(5)	12.19%
Frank E. Jobe	30,317.88%
Roy M. Landers	37,700	1.09%
John C. McClatchey	3,000.09%
Joseph A. Mosso	25,603.74%
Joedda M. Sampson	1,000.03%
Debra L. Spatola	1,200.03%
Louis A. Steiner	540,537(6)	15.68%
Louis T. Steiner	40,083	1.16%
George V. Welty	2,680.08%
C. Edward Wible	2,000.06%
All executive officers a	1,105,255	32.10%
and directors as a group
(15 directors, 4 officers, 16 persons in total)

(1)    The securities “beneficially owned” by an individual are determined in accordance with the definitions of “beneficial ownership” set forth in the general rules and regulations of the Securities and Exchange Commission and may include securities owned by or for the individual’s spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within sixty (60) days after March 21, 2003.  Beneficial ownership may be disclaimed as to certain of the securities.

(2)    Information furnished by the directors and the corporation.

Includes 79,260 shares held as trustee of the Corazzi Trust, 145,740 shares held as trustee of the Iorio Trust, 1,000 shares held as attorney in fact for Robert A. Anderson, and 2,000 shares held as attorney in fact for Letitia A. Anderson, each with sole voting and investment power, and 600 shares held as co-trustee of the Conti Trust, with shared voting and investment power.

(4)    Includes 120,000 shares held as co-trustee of The Hunter Stock Trust, with shared voting and investment power, 240,000 shares held by Latrobe Foundry Machine & Supply Company and 131,760 shares held by Ridge Properties, Inc. Dorothy S. Hunter is a director and officer of each company.

(5)    Includes 120,000 held as co-trustee of The Hunter Stock Trust, with shared voting and investment power and 240,000 shares held by Latrobe Foundry Machine & Supply Company. Gregg E. Hunter is a director of Latrobe Foundry Machine & Supply Company.

(6)    Includes 84,390 shares held by Mr. Steiner’s spouse, Barbara J. Steiner, 240,000 shares held by Latrobe Foundry Machine & Supply Company and 131,760 shares held by Ridge Properties, Inc.  Louis A. Steiner is a director and the President of each company.

DIRECTORS’ MEETINGS AND COMMITTEES

It is the policy of the Corporation that the directors of the Corporation also serve as the directors of the Bank.  During 2002 the Board of the Corporation met five (5) times and the board of the Bank met twelve (12) times.

Audit Committee.  The Board of the Corporation has an audit committee that consists of John T. Babilya, George A. Conti Jr., Debra L. Spatola and C. Edward Wible.  The audit committee of the board of directors is responsible for providing independent, objective oversight of the corporation’s financial reporting system by overseeing and monitoring management’s and the independent auditors’ participation in the financial reporting process.

The audit committee meets quarterly, or more often as needed, with the Corporation’s internal auditor and staff to monitor and review compliance with regulations and internal policies and procedures and provides direct liaison with the audit department and board of directors.

The audit committee meets with the Corporation’s independent auditors as it deems necessary, not less often than annually, to facilitate and encourage private communication between the audit committee and the independent auditors.

The audit committee is composed of independent directors and acts under a written charter first adopted and approved by the board of directors on May 16, 2000.  Each of the members of the audit committee is independent as defined by the Nasdaq listing standards.  The audit committee of the Corporation met five times during 2002.

Executive Compensation Committee.  The Board of the Corporation has an executive compensation committee that consists of Joseph A. Mosso, Roy M. Landers, John C. McClatchey and George V. Welty.  The executive compensation committee’s functions are described in the following text in the executive compensation report.  In 2002 the executive compensation committee met three times.

No Nominating Committee.  The Board of the Corporation does not have a nominating committee. The function of a nominating committee is performed by the full board.

ATTENDANCE AT MEETINGS

During 2002 all directors attended at least seventy five percent of the combined total of meetings of the board of directors and each committee of which they were a member.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on a review of the applicable forms, one director, Joseph A. Mosso, failed to file on a timely basis one form 4 disclosing only one transaction during 2002. There were no other directors, officers or beneficial owners of more than 10 percent of common stock who failed to file on a timely basis reports required by Section 16(a) of the 1934 Act during the most recent fiscal year.

COMPENSATION OF DIRECTORS

Directors of the Corporation and the Bank are paid a fee of $800 for attendance at meetings of the board of directors of the Corporation and the Bank, and in addition, directors who are not also officers of the Bank are paid $400 for attendance at monthly meetings and $400 for attendance at quarterly meetings of the committees of the Bank.

A Directors Call Program was established by the Bank in 2002 as an opportunity for directors to earn shares of common stock of Commercial National Financial Corporation.  Directors were awarded the common stock based on the number and type of referrals given to the Bank to increase its business volumes. The program is open to outside directors only. The following three directors were awarded stock: Richmond H. Ferguson, 8 shares; Frank E. Jobe, 17 shares; Joseph A. Mosso, 23 shares.

AUDIT COMMITTEE REPORT

The Corporation appointed Beard Miller Company LLP (“Beard”) as outside auditors for the fiscal year ended December 31, 2002. In overseeing the preparation of the Corporation’s financial statements, the Audit Committee has reviewed and discussed with both management and Beard all financial statements. The Audit Committee reviewed with Beard those matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communications with Audit Committees), Statement on Auditing Standards No. 89 (Audit Adjustments) and Statement on Auditing Standards No. 90 (Audit Committee Communications).

With respect to the Corporation’s outside auditors, the Audit Committee received from Beard the written disclosures and letter required by Independence Standards Board Standard No. 1. (Independence Discussions with Audit Committees) and discussed with Beard matters relating to that firm’s independence.

In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2002.

                                The Audit Committee

                                C. Edward Wible, Chairman

                                John T. Babilya

                                George A. Conti Jr.

                                Debra L. Spatola

EXECUTIVE COMPENSATION COMMITTEE REPORT

To Our Shareholders:

Compensation for the executives of the Corporation and its wholly-owned subsidiary, the Bank, is set and paid at the Bank level.  The Executive Compensation Committee had the responsibility and authority to establish executive compensation for 2002.

The Executive Compensation Committee is composed of four independent, non-employee directors, none of whom are former officers or employees of the Corporation or the Bank.  The Committee is responsible for setting salaries of executive officers and authorizing their participation in the Key Executive Incentive Plan.  The following report describes the actions of the Committee regarding the compensation paid to the Chief Executive Officer and other executive officers by the Bank during 2002.  No compensation was paid by the Corporation to its executive officers.

The Bank’s salary structure for its Chief Executive Officer and other executives is based upon independent banking industry surveys which focus on banks similar in size, scope and geographic region to the bank.  In addition, the relative value of each executive position to every other executive position is determined by the human resources division. Using this data, a base salary, midpoint and range is established for each position. The midpoint serves as a base salary target for executives performing their jobs competently. Salary increases are based on individual performance and actual salary level relative to the midpoint of the incumbent’s salary range.

Salary decisions are based on performance criteria which include the Corporation’s earnings over the previous five-year period and the executive’s success in managing risk, optimizing income, controlling operating costs, improving service quality, developing management leadership and strengthening the institution’s competitive position.  The committee also considers the extent to which such goals as after-tax income as a percentage of average total assets, annual total asset growth and the capital ratios were met.

All employees are included in the Employees’ Profit Sharing Retirement Plan described elsewhere in this Proxy Statement.

Utilizing the above criteria, the Committee set the annual compensation for Louis A. Steiner, Chairman, Louis T. Steiner, Vice Chairman, President and Chief Executive Officer and for Gregg E. Hunter, Vice Chairman and Chief Financial Officer, and for Gerard R. Kunic, Executive Vice President and Chief Operating Officer, as shown in this Proxy Statement.

The compensation reported consists of base salaries paid and profit sharing earned in 2002 as determined by the Bank’s performance. Neither the Chief Executive Officer not the other named executive officers received a bonus for his service in 2002.

                        Executive Compensation Committee

                        Joseph A. Mosso, Chairman

                        Roy M. Landers

                        John C. McClatchey

                        George V. Welty

EXECUTIVE OFFICERS’ COMPENSATION

The Corporation has not paid compensation of any kind to any officer of the Corporation.  All compensation was paid by the Bank, a subsidiary of the Corporation.

The following table sets forth certain information regarding compensation received during the past three years by the Chief Executive Officer and the other executive officers of the Corporation whose total annual compensation exceeded $100,000 for 2002.

SUMMARY COMPENSATION TABLE

Annual Compensation
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compensation($)(1)

LOUIS A. STEINER	2002	128,198	0	19,208
Chairman of the Board of
Directors of the Corporation	2001	124,701	0	18,685
and the Bank
	2000	121,201	0	20,236

LOUIS T. STEINER	2002	139,861	0	21,412
Vice Chairman,
President and Chief	2001	134,594	0	20,792
Executive Officer of the
Corporation and the Bank	2000	130,333	0	21,719

GREGG E. HUNTER	2002	122,889	0	18,799
Vice Chairman and
Chief Financial Officer of the	2001	116,822	0	17,745
Corporation and the Bank
	2000	111,809	0	18,628

GERARD R. KUNIC	2002	115,298	0	3,991(2)
Executive Vice President and
Chief Operating Officer of the	2001	31,578(3)	0	0
Bank

Represents payments made under the Employees’ Profit Sharing Retirement Plan.

(2)    Mr. Kunic became eligible to participate in the Employees’ Profit Sharing Retirement Plan on October 1, 2002.

(3)    Gerard R. Kunic commenced employment at the Bank on September 4, 2001.

PERFORMANCE GRAPH

      The graph appearing below compares the Corporation’s cumulative total shareholder returns with the

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

DOLLARS
300
250
200
150
100
50
1997
1998
1999
2000
2001
2002
CNFC
NASDAQ U.S. CO.
NASDAQ BANKS

performance of U.S. Companies in the Nasdaq Stock Market Index and with the Nasdaq Bank Stocks Index.

Assumes that the value of the investment in the Corporation’s common stock and each index was $100 on December 31, 1997, and that all dividends were reinvested.

EMPLOYEES’ PROFIT SHARING

RETIREMENT PLAN

The Employees’ Profit Sharing Retirement Plan (the “Plan”) was created in 1977 and subsequently restated as required by IRS regulations. Employees are eligible to join the Plan on the first of the month coincident with 12 months of employment, provided that the employee has accumulated 1,000 or more hours of service. The amount to be contributed is determined by the board of directors of the Bank and is a percentage of the net profits of the Bank. The total amount of the annual contribution cannot exceed 15 percent of the total eligible compensation paid by the Bank to all participating employees. There are no contributions made by the participating employees.

The Plan provides for the determination of an account for each participating employee with notice of the amount in that account to be given to the participating employee annually.  Distributions under the Plan can be made to participating employees upon retirement (either normal or early retirement as defined in the Plan), at death or disability of the participating employee or upon severing employment if either partially or fully vested.

The Plan provides for percentage vesting of 20 percent for the first three full years of service increasing 20 percent annually thereafter to 100 percent vesting after seven full years of participation. The Plan provides rules in the event it becomes top-heavy.  The funds contributed into the Plan by the Bank will be administered and invested under the direction of the Plan trustees  who are appointed by the directors of the Bank.

It is not possible to determine the extent of the benefits which any participant may be entitled to receive under the Plan on the date of termination of employment, since the amount of such benefits will be dependent, among other things, upon the future earnings of the Bank, the future compensation of the participants and the future earnings under the Plan.

TRANSACTIONS WITH DIRECTORS, NOMINEES, OFFICERS AND ASSOCIATES

In the ordinary course of its banking business, the Bank has and anticipates that it will continue to have transactions with certain directors and officers of the Corporation and the Bank and their associates.

To the extent such transactions consisted of extensions of credit of any material amount, they have been made in the ordinary course of the Bank’s business on substantially the same terms including interest charged and collateral required as those prevailing at the time for comparable transactions with other customers of the Bank and do not involve more than the normal risk of collectibility or present other unfavorable features.

  AUDITORS

Beard Miller Company LLP (“Beard Miller”) was appointed as the independent auditors for the Corporation and its subsidiaries for fiscal year ending December 31, 2002, and such appointment was ratified by the shareholders of the Corporation at the Annual Meeting held on May 15, 2002. Beard Miller has certified the Corporation’s financial statements for the fiscal year ended December 31, 2000, and all fiscal years subsequent thereto.

The Board of Directors of the Corporation, at a meeting held November 19, 2002, selected Beard Miller as the independent auditors for the Corporation for 2003.  A resolution will be presented at the Annual Meeting for the ratification by the shareholders of the appointment of Beard Miller as the independent auditors for the Corporation.  The Board of Directors recommends the shareholders vote in favor of the resolution.

The accounting fees are paid by the Corporation to Beard Miller.  Beard Miller renders no service to any director or principal officer of the Corporation or the Bank. There is no agreement to place any limit on current or future auditors’ fees.

A representative of Beard Miller will be present at the Annual Meeting with the opportunity to make statements and to respond to appropriate questions from shareholders.

AUDIT FEES

Beard Miller charged aggregate fees of $48,736 for audit of the Corporation’s consolidated financial statements for the year ended December 31, 2002, and for its review of the Corporation’s Form 10-Q filings made with the Securities and Exchange Commission during 2002.

DESIGN AND IMPLEMENTATION FEES

      Beard Miller was not engaged to provide the Corporation with any services regarding design and implementation of financial information systems during 2002.

ALL OTHER FEES

     The aggregate fees billed by Beard Miller for professional services other than audit services and financial information systems for the year ended December 31, 2002 were $10,379.

SHAREHOLDER PROPOSALS -

ANNUAL MEETING

Any shareholder who, in accordance with and subject to the provisions of the proxy rules of the Securities and Exchange Commission, wishes to submit a proposal for inclusion in the Corporation’s proxy material for its 2004 annual meeting of shareholders, must deliver such proposal not later than November 30, 2003, in writing to:

Chairman of the Board

Commercial National Financial Corporation

900 Ligonier Street

P.O. Box 429

Latrobe, PA 15650

If a shareholder intends to timely submit a proposal at the 2004 Annual Meeting, which is not required to be included by the Corporation in the proxy statement and form of proxy relating to that meeting, the shareholder must provide the Corporation with notice of the proposal no later than March 1, 2004 [confirm this is 45 days prior to date on which proxy materials were mailed for 2002 Annual Meeting].  If such shareholder intends to do so, or if such shareholder fails to give timely notice of his intention to solicit proxies, the proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the 2004 Annual Meeting.

OTHER MATTERS

The Board of Directors and the principal officers of the Corporation do not intend to present to the Annual Meeting any business other than as set forth in the Notice of Annual Meeting and this Proxy Statement.

The Corporation knows of no other business to be presented for action at the Annual Meeting.  If, however, any other business should properly come before the Annual Meeting, or any adjournment thereof, the proxy holders intend to vote shares in accordance with recommendations of the Board of Directors of the Corporation.

By Order of the Board of Directors,

            /s/ Wendy S. Schmucker

            Wendy S. Schmucker

            Secretary

The undersigned appoints John T. Babilya, George A. Conti, Jr., Debra L. Spatola and C. Edward Wible and each of them as true and lawful proxies with full power of substitution, to vote and act for the undersigned at the annual meeting of shareholders of COMMERCIAL NATIONAL FINANCIAL CORPORATION to be held May 20, 2003,  at 2 p.m.  at  the  corporate   office   center  located  at  900

Ligonier Street, Latrobe, Pennsylvania   and at any adjournment thereof, as fully as the undersigned could vote and act if personally present on the matters set forth on this proxy, and in their discretion on such other matters as may properly come before the meeting.

Please date, sign and promptly return this proxy card using the enclosed envelope.

Shareholders:	,	2003
Enter date above
and then sign here
exactly as name
is printed.

The shares represented by this proxy will be voted FOR

on all matters unless the undersigned specifies otherwise.

Elect Gregg E. Hunter, Joedda M. Sampson, Debra L. Spatola,

Louis A. Steiner and George V. Welty, as directors, in a class for a term expiring at the annual meeting in the year 2005, EXCEPT VOTE WITHHELD FROM FOLLOWING NOMINEES:

Ratify the appointment of Beard Miller Company LLP,

                as independent auditors for the Corporation.

The board of directors recommends a

vote FOR all items.

FOR	WITHHELD

FOR	AGAINST	ABSTAIN